Exhibit 99.1

Company Contact:

Opexa Therapeutics, Inc.

Karthik Radhakrishnan

281.775.0600

kradhakrishnan@opexatherapeutics.com

Opexa Therapeutics, Inc. Announces Proposed

Public Offering of Common Stock

THE WOODLANDS, Texas (December 17, 2013) – Opexa Therapeutics, Inc. (NASDAQ: OPXA), a company developing a novel T-cell therapy for multiple sclerosis (MS), today announced that it intends to offer shares of its common stock in an underwritten secondary public offering. All of the shares in the offering are to be sold by Opexa. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Opexa intends to use the net proceeds from the offering to continue funding the ongoing Abili-T clinical study of Tcelna in patients with Secondary Progressive MS and for general corporate purposes (including working capital, research and development, business development and operational purposes).

Aegis Capital Corp. is acting as sole book-running manager in this offering.

The offering is made pursuant to a shelf registration statement on Form S-3 that was filed by Opexa with the Securities and Exchange Commission (SEC) and declared effective by the SEC on December 5, 2012. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at http://www.sec.gov. Copies of the preliminary prospectus supplement relating to these securities may also be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, via telephone at (212) 813-1010, or via email at prospectus@aegiscap.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Opexa

Opexa’s mission is to lead the field of Precision Immunotherapy™ by aligning the interests of patients, employees and shareholders. The Company’s leading therapy candidate, Tcelna®, is a personalized T-cell immunotherapy that is in a Phase IIb clinical development program (the Abili-T trial) for the treatment of Secondary Progressive MS. Tcelna is derived from T-cells isolated from the patient’s peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin.

About Multiple Sclerosis (MS)

Multiple Sclerosis is a chronic, inflammatory condition of the central nervous system and is the most common, non-traumatic, disabling neurological disease in young adults. It is estimated that approximately two million people have MS worldwide.

While symptoms can vary, the most common symptoms of MS include blurred vision, numbness or tingling in the limbs and problems with strength and coordination. The relapsing forms of MS are the most common. The Secondary Progressive form of MS represents about a third of the MS patient population.

About Tcelna

Tcelna® is a potential personalized therapy that is under development to be specifically tailored to each patient’s disease profile. Tcelna is manufactured using ImmPath®, Opexa’s proprietary method for the production of a patient-specific T-cell immunotherapy, which encompasses the collection of blood from the MS patient, isolation of peripheral blood mononuclear cells, generation of an autologous pool of myelin-reactive T-cells (MRTCs) raised against selected peptides from myelin basic protein (MBP), myelin oligodendrocyte glycoprotein (MOG) and proteolipid protein (PLP), and the return of these expanded, irradiated T-cells back to the patient. These attenuated T-cells are reintroduced into the patient via subcutaneous injection to trigger a therapeutic immune system response.

Opexa is currently conducting a Phase IIb study of Tcelna. Named “Abili-T,” the trial is a randomized, double-blind, placebo-controlled clinical study in patients who demonstrate evidence of disease progression with or without associated relapses. The trial is expected to enroll 180 patients at approximately 33 leading clinical sites in the U.S. and Canada with each patient receiving two annual courses of Tcelna treatment consisting of five subcutaneous injections per year. The trial’s primary efficacy outcome is the percentage of brain volume change (atrophy) at 24 months. Study investigators will also measure several important secondary outcomes commonly associated with MS, including disease progression as measured by the Expanded Disability Status Scale (EDSS), annualized relapse rate and changes in disability as measured by EDSS and the MS Functional Composite.

For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this release, other than statements of historical fact, constitute “forward-looking statements.” The words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this release which are not strictly historical statements, including, without limitation, statements regarding the intention to sell shares of common stock in an underwritten public offering and the development of the Company’s product candidate, Tcelna (imilecleucel-T), constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to, risks associated with: market conditions; our capital position; our ability to compete with larger, better financed pharmaceutical and biotechnology companies; new approaches to the treatment of our targeted diseases; our expectation of incurring continued losses; our uncertainty of developing a marketable product; our ability to raise additional capital to continue our development programs (including to undertake and complete any ongoing or further clinical studies for Tcelna), including in this regard our ability to satisfy various conditions required to access the financing potentially available under the purchase agreements with

Lincoln Park Capital Fund, LLC (“Lincoln Park”) (such as the minimum closing price for our common stock and the requirement for an ongoing trading market for our stock); our ability to raise additional capital through the sale of shares of our common stock under the purchase agreements with Lincoln Park or under our at-the-market (ATM) facility; our ability to maintain compliance with NASDAQ listing standards; the success of our clinical trials (including the Phase IIb trial for Tcelna in secondary progressive MS which, depending upon results, may determine whether Ares Trading SA (“Merck”) elects to exercise its option for an exclusive license to Tcelna for the treatment of MS (the “Option”)); whether Merck exercises its Option and, if so, whether we receive any development or commercialization milestone payments or royalties from Merck pursuant to the Option; our dependence (if Merck exercises its Option) on the resources and abilities of Merck for the further development of Tcelna; the efficacy of Tcelna for any particular indication, such as for relapsing remitting MS or secondary progressive MS; our ability to develop and commercialize products; our ability to obtain required regulatory approvals; our compliance with all Food and Drug Administration regulations; our ability to obtain, maintain and protect intellectual property rights (including for Tcelna); the risk of litigation regarding our intellectual property rights or the rights of third parties; the success of third party development and commercialization efforts with respect to products covered by intellectual property rights that we may license or transfer; our limited manufacturing capabilities; our dependence on third-party manufacturers; our ability to hire and retain skilled personnel; our volatile stock price; and other risks detailed in our filings with the SEC. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in the preliminary prospectus relating to the offering and our Annual Reports on Form 10 K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

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